EXHIBIT 24

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce D. Atkinson and Jeffrey G. Wood, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution for him in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his substitute or substitutes any lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                  Title                           Date
         -----------------          ------------                     -----------


/s/ Jeffrey G. Wood              Chief Financial Officer            May 16, 1997
---------------------------      Principal Financial Officer and
Jeffrey G. Wood                  Principal Accounting Officer


/s/  Bruce D. Atkinson           Chief Executive Office             May 16, 1997
---------------------------      and Director
Bruce D. Atkinson                Principal Executive Officer


/s/  Ralph R. Whitney, Jr.       Director and                       May 16, 1997
---------------------------      Chairmand of the Board
Ralph R. Whitney, Jr.


/s/  Charles M. Brennan, III     Director                           May 16, 1997
---------------------------
Charles M. Brennan, III


---------------------------      Director
John D. Cooke


/s/ Jams O. Futterknecht, Jr.    Director                          May 16, 1997
---------------------------
James O. Futterknecht, Jr.


---------------------------      Director
Alan I. Mossberg


/s/ John M. Ramey                Director                           May 16, 1997
---------------------------
John M. Ramey


/s/ Glenn Scolnik                Director                           May 16, 1997
---------------------------
Glenn Scolnik